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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated April 18, 2003 accompanying the consolidated financial statements of BIOMEC Inc. contained in the Registration Statement on Form S-4 of Medamicus, Inc. (No. 333-            ). We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the captions "Experts" and "Selected Financial Data of BIOMEC and BCI."

                      /s/ GRANT THORNTON LLP

Cleveland, Ohio
August 29, 2003

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  Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS